Exhibit 1.01

Glaukos Corporation

Conflict Minerals Report

for the Year Ended December 31, 2024

Glaukos Corporation (“Glaukos,” “the Company,” “we,” “our,” and “us”) has filed this Conflict Minerals Report (“CMR”) for the year ended December 31, 2024 to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule imposes certain reporting obligations on U.S. Securities and Exchange Commission (“SEC”) issuers whose manufactured products contain certain minerals which are necessary to the functionality or production of their products. These minerals are cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (“3TG” or “Conflict Minerals”). The Rule focuses on 3TG emanating from the Democratic Republic of Congo (“DRC”) region and nine adjoining countries (together, the “Covered Countries”). If any Conflict Minerals contained in an issuer’s manufactured products that are necessary to the functionality or production of such products may have originated in the Covered Countries, or if the issuer is unable to determine the country of origin of those Conflict Minerals, then the issuer must exercise due diligence on the Conflict Minerals’ source and chain of custody and submit a CMR to the SEC that includes a description of those due diligence measures.

Forward-Looking Statements and Other Disclaimers

This Specialized Disclosure Report on Form SD contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include any plans or intentions to improve the number and quality of supplier and smelter response rates and steps we intend to take to mitigate risk in our supply chain. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, the Company’s risk mitigation and improvement plans may be affected by: (a) changes in global regulations related to the extraction of and disclosure obligations related to conflict minerals; (b) the ability of our suppliers and smelters to provide accurate information in response to our requests; (c) the availability of alternate sources of materials necessary to the functionality or production of our products on commercially reasonable terms or at all; (d) the ability of certified smelters to meet demand for raw materials; and (e) limits on our ability to unilaterally influence supplier behavior. These forward- looking statements are made as of the date hereof and we assume no obligation to update such statements.

The statements included in this Conflict Minerals Report are based on the Reasonable Country of Origin Inquiry process and due diligence performed in good faith by Glaukos. These statements are based on the information available at the time. A number of factors could introduce errors or otherwise affect the accuracy of these statements. These factors include, but are not limited to: (i) gaps in supplier or smelter data, (ii) errors or omissions by suppliers or smelters, (iii) uncertainty or varied interpretations of the disclosure requirements described in the SEC final rules, (iv) all instances of conflict minerals necessary to the functionality or manufacturing of our products may not have been reported correctly by our suppliers, (v) some suppliers and smelters are unfamiliar with the diligence process and information required to be provided, which could lead to inaccurate or incomplete responses, (vi) timeliness of data received from our suppliers, (vii) information that is in the public domain may not be discovered despite having conducted a reasonable search, (viii) there may be errors in publicly available information, (ix) language barriers or errors in translation could lead to inaccurate information, (x) there could be oversights or errors in conflict-free smelter audits, (xi) materials sourced from the Covered Countries could be inaccurately declared as sourced from outside the Covered Countries, (xii) illegally tagged Conflict Minerals could be introduced into the supply chain without our knowledge or the knowledge of our suppliers, (xiii) difficulties obtaining information from companies that are no longer in business, and (xiv) smuggling of Conflict Minerals outside the Covered Countries may make identification of their origin more difficult.

Introduction

Glaukos is an ophthalmic pharmaceutical and medical technology company focused on developing and commercializing novel therapies for the treatment of glaucoma, corneal disorders, and retinal disease. We first developed Micro-Invasive Glaucoma Surgery (MIGS) as an alternative to the traditional glaucoma treatment paradigm, launching our first MIGS device commercially in 2012, and continue to develop and advance a portfolio of novel, dropless platform technologies designed to meaningfully advance the standard of care and improve outcomes for patients suffering from chronic, sight-threatening diseases across the areas of glaucoma, corneal disorders such as keratoconus and dry eye, and retinal diseases. We have designed commercial and development-stage solutions to provide ophthalmologists with new treatment alternatives.

This CMR relates to the process undertaken for Glaukos products that were manufactured, or contracted to be manufactured, for commercial use during calendar year 2024 and that contain Conflict Minerals.

Executive Summary

We performed a Reasonable Country of Origin Inquiry (“RCOI”) on our suppliers, including those we believe provided materials or components containing 3TGs necessary to the manufacturing of our commercial products during calendar year 2024. Our due diligence process included contacting each supplier requesting conflict minerals data using the Conflict Minerals Reporting Template (“CMRT”); 93% of these suppliers responded to our inquiries. Our suppliers identified 340 valid smelters and refineries (“Smelters”). Of these 340 Smelters, we identified 49 as sourcing (or there was a reason to believe they may be sourcing) from the Covered Countries. Our due diligence review indicated that 34 of these Smelters have been audited and recognized as conformant to the Responsible Minerals Assurance Process (“RMAP”). This process was in accordance with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”). Glaukos conducted risk mitigation on the remaining 15 Smelters. Based on this risk mitigation process, we believe that we do not purchase any products containing 3TG from the suppliers associated with two of the 15 high-risk Smelters.

Company Management Systems

Glaukos established strong management systems based on Step 1 of the OECD Guidance.

•

Step 1A - Adopt, and clearly communicate to suppliers and the public, a company policy for the supply chain of minerals originating from conflict-affected and high-risk areas. We have adopted a conflict minerals policy as part of our Supplier Code of Conduct and Conflict Minerals Policy that is publicly available on our Investor website under the heading “Corporate Responsibility” at http://investors.glaukos.com. The Supplier Code of Conduct and Conflict Minerals Policy is communicated directly to our suppliers as part of the RCOI process.

•

Step 1B - Structure internal management to support supply chain due diligence. We maintain a cross- functional internal team to support our supply chain due diligence efforts. This team reports its findings to a senior member of the supply chain management organization.

•

Step 1C - Establish a system of transparency, information collection and control over the supply chain. We implemented a detailed process to collect required supplier and smelter RCOI and due diligence data. Full details on the supply chain data gathering are included in the RCOI and due diligence sections of this Report.

•	Step 1D - Strengthen company engagement with suppliers. We engage directly with suppliers during the RCOI process. Additionally, we have updated the terms and conditions that will apply to our suppliers on a prospective basis to require them to work with us to source materials from smelters that, if sourcing from conflict-affected or high-risk areas, are either conformant with the RMI’s Responsible Minerals Assurance Process assessment protocols or are working towards conformance. We have also implemented a plan to improve the quantity and quality of supplier and smelter responses year-over-year.

•

Step 1E - Establish a company level grievance mechanism. Our employees and suppliers can anonymously report a violation of our policies according to our Code of Business Conduct and Ethics, ask questions or voice concerns by calling 1-844-462-5721, or online at www.glaukos.ethicspoint.com.

Reasonable Country of Origin Inquiry (RCOI)

We designed our RCOI process in accordance with Step 2A and 2B of the OECD Guidance. Our RCOI process involved two stages:

•	Stage 1 - Supplier RCOI (Step 2A of the OECD Guidance)
•	Stage 2 - Smelter RCOI (Step 2B of the OECD Guidance)

For the 2024 reporting period, Glaukos’ RCOI process was executed by Claigan Environmental Inc. (“Claigan”).

Supplier RCOI

We designed our supplier RCOI process to identify the smelters in our supply chain. Our supplier RCOI process for the 2024 reporting period included:

•	developing a list of suppliers providing components for our commercial products
•	contacting each supplier and requesting Conflict Minerals data using the industry-standard CMRT
•	reviewing supplier responses for accuracy and completeness
•	aggregating supplier-provided smelters into a single unique list of smelters meeting the definition of a smelter under one of three industry-recognized audit protocols
•	reviewing the final smelter list (and comparing it to industry peers) to determine if we reasonably identified all the smelters in our supply chain.

Through the supplier RCOI process, we identified 340 Smelters in our supply chain.

Smelter RCOI

Due to the overlap between smelter RCOI and smelter due diligence, the smelter RCOI process is summarized in the due diligence section of this report.

Due Diligence

Glaukos’s due diligence process was designed in accordance with the applicable sections of Steps 2, 3, and 4 of the OECD Guidance.

For the 2024 reporting period, Glaukos’s smelter RCOI and due diligence process were executed by Claigan.

Smelter RCOI and Due Diligence

Glaukos’ smelter RCOI and due diligence processes were designed to meet the criteria of Step 2 of the OECD Guidance.

We engaged with each Smelter identified in our supply chain to determine whether or not they sourced from the Covered Countries. For Smelters that confirmed, either directly or through industry associations, that they did not source from the Covered Countries but who were not recognized as conformant to the RMAP, we reviewed publicly available information to determine whether there was any evidence that contradicted the Smelter’s declaration. In doing so, we reviewed sources such as NGO publications, including the SWISSAID, Global Witness, Southern Africa Resource Watch, The Business and Human Rights Resource Centre, and Radio Okapi. We also consulted the most recent United Nations Group of Experts reports on the DRC and performed public internet searches.

If Smelters did not respond to our inquiry, we reviewed the same publicly available sources to determine whether there was reason to believe the Smelter may have sourced from the Covered Countries during the reporting period.

We categorize Smelters that are sourcing (or that we have reason to believe may be sourcing) from the Covered Countries and not currently RMAP Conformant as high-risk. We plan to consider options to transition to smelters that reflect Glaukos’ company values, which may include engaging with our suppliers who source from these high-risk smelters or considering alternative suppliers for the relevant components.

Our suppliers identified 340 unique Smelters, of which 49 Smelters source, or there is a reason to believe they may source, from the Covered Countries. We determined that 34 of these Smelters have been audited and recognized as conformant to the RMAP. Glaukos conducted risk mitigation on the remaining 15 Smelters.

Risk Mitigation

Glaukos conducted risk mitigation on 15 Smelters that were not recognized as conformant to the RMAP and were sourcing (or there is a reason to believe they may be sourcing) from the DRC or surrounding countries. Glaukos’ risk mitigation was designed in accordance with Step 3B of the OECD Guidance and will be reported to the Company’s Management Compliance Committee in accordance with Step 3A of the OECD Guidance.

As part of our risk mitigation process, we performed additional due diligence to determine if there was any reason to believe the smelters directly or indirectly financed or benefited armed groups in the DRC or adjoining countries. We also attempted to verify with internal stakeholders and relevant suppliers whether 3TGs from the Smelter in question were actually in Glaukos’ supply chain during the 2024 reporting period, and considered whether we could find alternative products or suppliers. Finally, where possible, we will engage directly with our suppliers to encourage them to source from Smelters that are audited and recognized as conformant to the RMAP. These Smelters are scheduled to be re-visited in the 2025 reporting period. Based on this risk mitigation process, we believe that we do not purchase any products containing 3TG from the suppliers associated with two of the 15 high-risk Smelters.

Risk Mitigation Improvement Plan

Glaukos is committed to continuous improvement in our due diligence process to further mitigate the risk that the 3TG materials in our products could directly or indirectly benefit or finance armed groups in the Covered Countries. As part of our efforts to mitigate this risk, new or renewed supplier contracts will require suppliers to substantially comply with our Supplier Code of Conduct and Conflict Minerals Policy, and provide information that will allow us to evaluate their Conflict Mineral sourcing status. Additionally, we are continuing to engage with and educate our suppliers to increase supplier response rates and improve the timeliness, accuracy and comprehensiveness of the supplier survey responses we receive. We are also continuing to work with our suppliers to encourage them to source from RMAP conformant smelters when sourcing material from the Covered Countries.

Smelters and Refineries

3TG Metal	Standard Smelter Name
Gold	8853 S.p.A.
Gold	ABC Refinery Pty Ltd.
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	African Gold Refinery
Gold	Agosi AG
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Albino Mountinho Lda.
Gold	Alexy Metals
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Mineração
Gold	Argor-Heraeus S.A.
Gold	ASAHI METALFINE, Inc.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Attero Recycling Pvt Ltd
Gold	AU Traders and Refiners
Gold	Augmont Enterprises Private Limited
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden Ronnskar
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux S.A.
Gold	CGR Metalloys Pvt Ltd.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Coimpa Industrial LTDA
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC
Gold	Dongwu Gold Group

Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Elite Industech Co., Ltd.
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 3)
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.
Gold	Fujairah Gold FZC
Gold	GG Refinery Ltd.
Gold	GGC Gujrat Gold Centre Pvt. Ltd.
Gold	Gold by Gold Colombia
Gold	Gold Coast Refinery
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Henan Yuguang Gold & Lead Co., Ltd.
Gold	Heraeus Germany GmbH Co. KG
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ Co., Ltd.
Gold	Impala Platinum - Platinum Metals Refinery (PMR)
Gold	Industrial Refining Company
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	International Precious Metal Refiners
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	JALAN & Company
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Novosibirsk Refinery
Gold	JSC Uralelectromed
Gold	JX Advanced Metals Corporation
Gold	K.A. Rasmussen
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedź Spółka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kundan Care Products Ltd.

Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	L'Orfebre S.A.
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	LS MnM Inc.
Gold	LT Metal Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	MD Overseas
Gold	Metal Concentrators SA (Pty) Ltd.
Gold	Metallix Refining Inc.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MKS PAMP SA
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat
Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox S.A.
Gold	QG Refining, LLC
Gold	Rand Refinery (Pty) Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	REMONDIS PMR B.V.
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	Sam Precious Metals

Gold	Samduck Precious Metals
Gold	SAMWON Metals Corp.
Gold	SEMPSA Joyería Platería S.A.
Gold	Shandong Gold Smelting Co., Ltd.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Shenzhen CuiLu Gold Co., Ltd.
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Shirpur Gold Refinery Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sovereign Metals
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	WEEEREFINING
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongkuang Gold Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	5D Production OU
Tantalum	AMG Brasil
Tantalum	D Block Metals, LLC
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.

Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET de Mexico
Tantalum	Materion Newton Inc.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	PowerX Ltd.
Tantalum	QuantumClean
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.
Tantalum	TANIOBIS Co., Ltd.
Tantalum	TANIOBIS GmbH
Tantalum	TANIOBIS Japan Co., Ltd.
Tantalum	TANIOBIS Smelting GmbH & Co. KG
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tin	Alpha Assembly Solutions Inc
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Aurubis Beerse
Tin	Aurubis Berango
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin	CRM Synergies
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Dowa
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	EM Vinto
Tin	Estanho de Rondônia S.A.
Tin	Fabrica Auricchio Industria e Comercio Ltda.
Tin	Fenix Metals
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Global Advanced Metals Greenbushes Pty Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Luna Smelter, Ltd.
Tin	Ma'anshan Weitai Tin Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.

Tin	Malaysia Smelting Corporation (MSC)
Tin	Malaysia Smelting Corporation Berhad (Port Klang)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Mineração Taboca S.A.
Tin	Mining Minerals Resources SARL
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Tin Combine
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalúrgicas S.A.
Tin	Pongpipat Company Limited
Tin	Precious Minerals and Smelting Limited
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Bangka Prima Tin
Tin	PT Cipta Persada Mulia
Tin	PT Mitra Stania Prima
Tin	PT Mitra Sukses Globalindo
Tin	PT Premium Tin Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)
Tin	PT Rajehan Ariq
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	Resind Indústria e Comércio Ltda.
Tin	RIKAYAA GREENTECH PRIVATE LIMITED
Tin	Rui Da Hung
Tin	Super Ligas
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.
Tin	Thaisarco
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.
Tin	Tin Technology & Refining
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Woodcross Smelting Company Limited
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tungsten	A.L.M.T. Corp.
Tungsten	ACL Metais Eireli
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tungsten	Artek LLC
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	China Molybdenum Tungsten Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.
Tungsten	Cronimet Brasil Ltda
Tungsten	DONGKUK INDUSTRIES CO., LTD.
Tungsten	Fujian Xinlu Tungsten Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders LLC.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	HANNAE FOR T Co., Ltd.
Tungsten	Hubei Green Tungsten Co., Ltd.
Tungsten	Hunan Jintai New Material Co., Ltd.
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	JSC "Kirovgrad Hard Alloys Plant"
Tungsten	Kenee Mining Corporation Vietnam
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	Lianyou Resources Co., Ltd.
Tungsten	LLC Vostok
Tungsten	MALAMET SMELTING SDN. BHD.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Masan High-Tech Materials
Tungsten	Moliren Ltd.
Tungsten	Nam Viet Cromit Joint Stock Company
Tungsten	Niagara Refining LLC
Tungsten	NPP Tyazhmetprom LLC
Tungsten	OOO “Technolom” 1
Tungsten	OOO “Technolom” 2
Tungsten	Philippine Bonway Manufacturing Industrial Corporation
Tungsten	Philippine Carreytech Metal Corp.
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.
Tungsten	TANIOBIS Smelting GmbH & Co. KG
Tungsten	Tungsten Vietnam Joint Stock Company
Tungsten	Unecha Refractory Metals Plant
Tungsten	Wolfram Bergbau and Hütten AG
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.

Forty-nine of the 340 unique Smelters identified during our RCOI either declared that they were sourcing, or there was reason to believe may be sourcing, from the Covered Countries. Based on the Smelters’ disclosures and the publicly available information, we have reason to believe these Smelters may be sourcing from the following Covered Countries: The Democratic Republic of the Congo, Rwanda, Burundi, Uganda, and Tanzania. Our due diligence review indicated that 34 of these Smelters have been audited and recognized as conformant to the RMAP. Based on our risk mitigation process, we believe that we do not purchase any products containing 3TG from the suppliers associated with two of the 15 high-risk Smelters.